
GLEN ROSE
PETROLEUM CORPORATION
GLRP.OB
www.glenrosepetroleum.com
JANUARY 6, 2010
All materials, including charts, tables and text, contained in this presentation have been generated by Glen Rose Petroleum Corporation except as specifically indicated.

DISCLAIMER

GLEN ROSE
PETROLEUM CORPORATION

This presentation (the "Presentation"), or the information contained herein is not intended for distribution directly or indirectly to or into the United States, Canada, Australia or Japan.

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This Presentation has been produced by Glen Rose Petroleum Corporation (the "Company") solely for use in connection with the proposed private placement of convertible preferred shares and warrants by the Company expected to be initiated ultimo December 2010 (the "Transaction"), and may not be reproduced, or redistributed in whole or in part, to any other person. This Presentation is for information purposes only and does not in itself constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein.

The information contained in this Presentation has not been independently verified. No representation or warranty (express or implied) is made as to the accuracy or completeness of any information contained herein, and it should not be relied upon as such. None of the Company or ABG Sundal Collier Norge ASA (the "Manager") or any of their parent or subsidiary undertakings or any such person's officers, employees, advisors or representatives (collectively the "Representatives") shall have any liability whatsoever arising directly or indirectly from the use of this Presentation. By participating in the Transaction you acknowledge that you will be solely responsible for your own assessment of the market and the market position of the Company and that you will conduct your own analysis and be solely responsible for forming your own view of the potential future performance of the Company, its shares and its business.

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This Presentation contains certain forward-looking statements relating to the business, financial performance and results of the Company and the industry in which it operates. Forward-looking statements concern future circumstances and results and other statements that are not historical facts, sometimes identified by the words "believes", "expects", "predicts", "intends", "projects", "plans", "estimates", "aims", "foresees", "anticipates", "targets", and similar expressions. The forward-looking statements contained in this Presentation, including assumptions, opinions and views of the Company or cited from third party sources are solely opinions and forecasts and are subject to risks, uncertainties and other factors that may cause actual events to differ materially from any anticipated development. None of the Company or the Manager or any of their parent or subsidiary undertakings, or any such person's Representatives provide any assurance that the assumptions underlying such forward-looking statements are free from errors nor does any of them accept any responsibility for the future accuracy of the opinions expressed in this Presentation or the actual occurrence of the forecasted developments. The Company assumes no obligation, except as required by law, to update any forward-looking statements or to conform these forward-looking statements to our actual results.

This Presentation is dated 6th January, 2011. Neither the delivery of this Presentation nor any further discussions of the Company or the Manager with any of the recipients shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since such date. The Company does not undertake any obligation to review or confirm, or to release publicly or otherwise to investors or any other person, any revisions to the information contained in this Presentation to reflect events that occur or circumstances that arise after the date of this Presentation.

The Manager and/or their employees may hold shares, options or other securities of the Company and may, as principal or agent, buy or sell such securities. The Manager may have other financial interests in transactions involving these securities.

GLEN ROSE PETROLEUM OBJECTIVES

GLEN ROSE PETROLEUM CORPORATION

- Acquire up to 60,000 acres within the shallow oil fairway extending over Edwards, Val Verde and Sutton Counties, Texas USA.
- Establish 0.5-1 billion barrels of oil in place ("OIP") in multiple zones.
- Exploit the proprietary lifting and stimulation technologies in the development of the acreage.
- Prove up Reserves of +100 million barrels.
- Increase production to exceed 5,000 bo/d.



GLEN ROSE EXECUTIVE

GLEN ROSE PETROLEUM CORPORATION

Andrew Taylor-Kimmins
President and Chairman of the Board

Luis Vierma
Chief Executive Officer Designate
Geologist, Geochemist and Chemist with 33 years at PDVSA becoming Vice President of Exploration and Production.

Ruben Alba
Chief Operating Officer, B.Sc. Chem. Engr.
Over 13 years with Halliburton Energy Services and Superior Well Services

Sam Smith
Chief Geologist, B.Sc. Geology
Over 27 years in the Texas Oil Patch - the last 8 focused on West Texas Shallow Oil

Nomad Energy, Dan Morrison – Technology Partner
16 years with Halliburton where he handled high level technology development projects

U.S. GEOGRAPHIC LOCATION

GLEN ROSE PETROLEUM CORPORATION



USA
TEXAS
GLEN ROSE
PETROLEUM CORPORATION
Heavy Oil Project
Adamson & Wardlaw Prospect
Edwards County, Texas
Locator Map

The map of the United States and the map of Texas detailed on this slide were sourced from Fossil Designs.

CURRENT WEST TEXAS PROJECT

GLEN ROSE PETROLEUM CORPORATION

- The J R Butler & Co. engineering study of 1984 estimated 168,770,026 barrels of OIP at the Wardlaw Field, covering 10,500 acres.
- The majority of the OIP indicated by the Butler report is trapped in the dolomitic upper Glen Rose 'A' Zone (Paluxy) at a depth of approximately 300 feet.
- The crude is medium gravity – 18 to 22 API with a sulfur content of approximately 2%.
- 136 wells have been drilled, of which 92 are permitted for production and 48 are currently being brought back into operation.
- The 10,500 acre Wardlaw leasehold consists of five mineral leases which carry a 25% royalty interest, with Glen Rose owning an 87.5% working interest.
- The Company recently acquired 5,431 acres north of the Wardlaw on the Adamson Ranch with a 20% royalty interest, comprising a total of 15,931 acres under Glen Rose control.


GLEN ROSE
Adamson Lease
GLEN ROSE
Wardlaw Lease
WARDLAW
LEGEND
Location
Oil Well
Plugged Oil Well
Dry Hole
Gas Well
Plugged Gas Well
Production
GLEN ROSE
PETROLEUM CORPORATION
Heavy Oil Project
Adamson & Wardlaw Prospect
Edwards County, Texas
Detail Lease Map

SCHEMATIC OF AREA OF ACTIVITY

GLEN ROSE PETROLEUM CORPORATION


GLEN ROSE
Proposed Location
Edward Limestone
Top of "A" Zone-Dolomite
PALUXY
"C" Zone Sandstone
Tomah Sandstone
Glen Rose Limestone
Hosston Sandstone
Permian Shale
250'
480'
850'
GLEN ROSE
Heavy Oil Project
Adamson & Wardlaw Prospect
Edwards County, Texas
Schematic Diagram

Team's recent work has:

Ascribed more than 12 million barrels of OIP in the 'A' & 'C' Zones within the current 375 acres of activity.

Identified potential new 'Pay' Zones with significant areal extent referred to as the 'Tomah' at 450 feet and the Basel Trinity Sands at 900 feet.

SUSTAINABLE LIFTING METHODOLOGY

GLEN ROSE PETROLEUM CORPORATION

Under the direction of the Glen Rose Team, a new lifting and stimulation system has been introduced in the Wardlaw Field. To date the technology has been applied to 34 of 48 suitable well bores that are drilled and cased into the 'A' Zone.

Production has increased from less than 5 barrels per day to over 100 barrels per day and is projected to increase over the next 2 months to approximately 150 barrels per day from the existing well bores as additional wells are reworked with Glen Rose's innovative technologies (see chart below).


Longterm LJ Wardlaw A Lease
3500
3000
2500
2000
1500
1000
500
0
Oil (bbls)

GLEN ROSE A ZONE PRODUCTION POTENTIAL

GLEN ROSE PETROLEUM CORPORATION

- New production methodology demonstrates productivity from the 'A' Zone over 6,400 acres (40% of leasehold) with at least 15% recovery of OIP over 6 years.
- Development to be strategically rolled out into the field in 500 acre units divided into 100 acre pods each with 20 Wells – 5 acre spacing.
- Implementation of new infrastructure is ongoing to meet the demands of increased oil production from the present activity and beyond.



A ZONE OIL ACTUAL & ESTIMATED RESERVES

GLEN ROSE PETROLEUM CORPORATION

TEC Engineering Group, Inc. - Proved Reserves Only Report

Area of Activity - 375 Acres - A Zone Oil Only & Shut-In Gas

Glen Rose Petroleum Corporation/Wardlaw Field

Summary - Estimated Values

Net Reserves & Income Data

	Oil			Gas	Oil & Gas
Reserves	Producing New Recovery - Renovation	Shut-In To Be Renovated	Undeveloped	Shut-In To Be Renovated	TOTAL
Oil (BO)	447,000	110,000	544,000	474,000	1,101,000 BO 474,000 MCF
Present Value 10% DCF Risk Adjusted	$5,290,000	$1,108,000	$2,500,000	$416,000	$9,314,000

Estimated Productive Area - 6,400 Acres* - A Zone only

Glen Rose Petroleum Corporation/Wardlaw Field

Summary Extrapolation - Estimated Values

Potential Net Reserves & Income Data

	Oil			Gas	Oil & Gas
Reserves	Producing New Recovery - Renovation	Shut-In To Be Renovated	Undeveloped	Shut-In To Be Renovated	TOTAL
Oil (BO) Gas (MCF)	7,628,800	1,877,333	9,284,267	474,000	18,790,400 BO 474,000 MCF
Present Value 10% DCF Risk Adjusted	$90,282,667	$18,909,867	$42,666,667	$416,000	$152,275,200

**Extrapolation on the assumption that we have 6,400 productive acres out of our total of 15,900.*

A ZONE PROSPECTIVE ECONOMICS & ASSUMPTIONS

GLEN ROSE PETROLEUM CORPORATION

A Zone w & Adamson Field Financial Model

November, 2010

Year	Oil Mobile (Boe)	Oil Gross (Bbl)	Oil Net (Bbl)	Oil Price ($/bbl)	Oil & Gas Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	Non-Disc CF Annual (M$)	Cum Disc.CF @ 10% per annum
1	481,800	481,800	385,440	$ 70.00	$ 18,886,560	$ 5,781,600	$ 809,424	$ 24,570,000	$ (12,274,464)	$ (12,274,464)
2	1,563,660	1,563,660	1,250,928	$ 80.00	$ 70,051,968	$ 18,763,920	$ 3,002,227	$ 24,570,000	$ 23,715,821	$ 9,069,775
3	2,424,330	2,424,330	1,939,464	$ 90.00	$ 122,186,232	$ 29,091,960	$ 5,236,553	$ 24,570,000	$ 63,287,719	$ 60,332,827
4	2,645,520	2,645,520	2,116,416	$ 80.00	$ 118,519,296	$ 31,746,240	$ 5,079,398	$ -	$ 81,693,658	$ 119,887,504
5	2,108,970	2,108,970	1,687,176	$ 70.00	$ 82,671,624	$ 25,307,640	$ 3,543,070	$ -	$ 53,820,914	$ 155,199,406
6	1,721,340	1,721,340	1,377,072	$ 70.00	$ 67,476,528	$ 20,656,080	$ 2,891,851	$ -	$ 43,928,597	$ 181,138,803
7	1,491,390	1,491,390	1,193,112	$ 70.00	$ 58,462,488	$ 17,896,680	$ 2,505,535	$ -	$ 38,060,273	$ 201,365,592
8	1,419,120	1,419,120	1,135,296	$ 70.00	$ 55,629,504	$ 17,029,440	$ 2,384,122	$ -	$ 36,215,942	$ 218,687,565
9	1,380,686	1,380,686	1,104,548	$ 70.00	$ 54,122,872	$ 16,568,226	$ 2,319,552	$ -	$ 35,235,094	$ 233,855,118
10	1,091,934	1,091,934	873,547	$ 70.00	$ 42,803,813	$ 13,103,208	$ 1,834,449	$ -	$ 27,866,156	$ 244,651,037
11	618,894	618,894	495,115	$ 70.00	$ 24,260,645	$ 7,426,728	$ 1,039,742	$ -	$ 15,794,175	$ 250,158,126
12	184,289	184,289	147,431	$ 70.00	$ 7,224,109	$ 2,211,462	$ 309,605	$ -	$ 4,703,043	$ 251,633,990
	17,131,932	**17,131,932**	**13,705,546**		**$ 722,295,638**	**$ 205,583,184**	**$ 30,955,527**	**$ 73,710,000**	**$ 412,046,927**	**$ 251,633,990**
Bal.	**89,534,735**	**89,534,735**	**71,627,788**		**Max Capital Drawdown**	**$ (12,462,516)**	**Value/Fully Diluted Share**		**$4.69**	**at PV10 Value**
OIP	**106,666,667**	**106,666,667**	**85,333,333**		**Pay Back**	**20 Months**	**Ave. P.A. Return on Capital Deployed**			**275.52%**
$	**15.86%**				**Net F&D Cost**	**$18.11**				

Assumptions:-

Fully Operational Well Cost:	$65,000
Ave. WTI Oil Price Deck:	$70 – 2011, $80 – 2012, $90 – 2013, $80 – 2015 and $70 thereafter
Heavy Oil Discount:	$10.00 per barrel
Transportation Cost:	$6.00 per barrel
Production Curve:	Yr1 8 bo/d, Yr2 6 bo/d, Yr3 5 bo/d, Yr4 4 bo/d and 3bo/d thereafter
Lifting Costs:	$12.00

ESTIMATED A ZONE WELL ECONOMICS

GLEN ROSE PETROLEUM CORPORATION

Return on Capital for an individual Well:-

Well Cost	Estimated Well Life	Total Barrels Oil Produced	Total Net Revenue Well	Average Annual Net Revenue	Annual Return on Capital
$65,000	9 Years	13,219	$317,937	$35,326	54.35%

Return on Capital for the entire Field:-

Total Net Investment	Estimated Field Life	Total Barrels Oil Produced	Total Net Revenue of Field	Average Annual Net Revenue	Annual Return on Net Capital
$12,462,516	12 Years	17,131,932	$412,046,927	$34,337,244	275.52%

GLEN ROSE FULL PRODUCTION POTENTIAL

SHALLOW - Below the 'A' & 'C' Zones, well data indicates that there may be additional shallow oil pay zones, namely the Tomah Zone at 450 feet and the Trinity Sands at 900 feet.

DEEP - Below 1,500 feet, economic accumulations of natural gas are likely in zones ranging from the fractured Wolfcampian – Canyon aged Sands, Strawn Limestone and karsted Ellenberger.

Generalized Stratigraphic Column

Edwards County, Texas



TARGET RESERVOIRS
Shallow Oil
SOURCE ROCKS
Cretaceous
Permian
Permo-Penn Shales
Fractured Wolfcamp-Canyon SS
Pennsylvanian
L. Penn Shales
Strawn LS Buildups Strat Play
Mississippian
Devonian
Silurian
Woodford Shale
Fractured Devonian/ Montoya/Fusselman
Simpson Shales/ Self Source Oe
Ordovician
Fractured/Karsted/ Hydrothermally Altered Ellenburger Play
Cambrian
Pre-Cambrian

CapEx Project – Trinity Basal Sand Evaluation

GLEN ROSE PETROLEUM CORPORATION

- The Basal Sand has been identified in a large aerial extent (~15-30 mile radius) and is classified as an unconsolidated marine conglomerate. It has potential to be a viable oil producing interval and has been sparsely evaluated over the last 50 years.
- Objective: To drill or deepen existing wells in areas where A, C, or Tomah production is proven. In order to evaluate the production potential.
- The evaluation of the depth horizon will impact the exploitation strategy for the development of the asset and for future acquisitions.



850'
Hosston Sandstone

Trinity Basal Sand Evaluation Slimholes

GLEN ROSE PETROLEUM CORPORATION


850'
Houston Sandstone

- 5-10 Delineation/Production Wells with Cores & Full Log Suite evaluation:-
  - Test a wide area of our acreage position allowing for the determination of reserves.
    - Core analysis, log evaluation and drill cuttings evaluation.
  - The core hole evaluation will allow for an economic development strategy to be developed for future drilling.
  - CapEx required per well
    - Drilling / Coring $32K usd
    - Evaluation $33K usd
    - P&A $15K usd
    - Total Cap Ex per well $80K usd
  - Anticipated Production – Zero. Evaluate 'A' 'C' &Tomah as well.

CapEx: $1,200K usd

Possible A Zone Optimization Horizontal Lateral

- The A Zone has been determined to be a viable production interval. In testing the zone has produced in the.5 to 20 bbl/day range.
- It is hypothesized that horizontal drilling will allow for a higher probability of encountering localized fracture networks as well as an increased wellbore drainage radius.
- Both aspects should yield productive increases and allow for future development strategy.
- Objective: To drill or reenter existing wells and drill 3-4 horizontal laterals in each bore based on viable drilling technology available to date.



250'
Top of "A" Zone-Dolomite
"C" Zone Sandstone
Tomah Sandstone
PALUXY

CapEx: $100K usd

SUMMARY CONCLUSIONS

GLEN ROSE PETROLEUM CORPORATION

- 'A' Zone estimated PV10 (see assumptions Slide 10) alone represents more than $4.50 per share fully diluted.
- 'C' Zone, Tomah Zone and the Trinity Sands are likely to contribute similar value.
- Each new Zone proven to be productive adds multiples of further potential value.

INCREASE IN SHAREHOLDER VALUE

NEXT STEPS

1. Continue to produce from the existing 48 well bores, maximizing production in the 100+BOPD range.
2. Drill 5-10 new wells across the owned and prospective acreage to a depth of 1,200 feet, coring, logging and extracting oil samples from all Zones.
3. Carry out, in conjunction with the University of Houston, detailed analysis of all cores, logs and oil samples to fully understand and quantify the resource in all four Zones across the entire acreage.
4. Publish a full resource evaluation utilizing Ryder Scott as our reporting engineers establishing both Oil-in-Place in all Zones, as well as Proven Developed Producing and Proven Un-Developed Reserves.
5. Complete Field Wide Development Plan for commencement March/April 2011 incorporating as efficiently and economically as possible all productive Zones.

FINANCING & USE OF PROCEEDS

BROADER OBJECTIVES

GLEN ROSE PETROLEUM CORPORATION

- Source and evaluate reservoirs that fully utilize the expertise and knowledge base of the Glen Rose Team that will only enhance the value potential of the Company - "Added Value Reservoirs".
- Added Value Reservoir examples:–
    - Low reservoir pressure/substantial oil-in-place
    - Significant proven reserve requiring secondary recovery
    - Heavier oils requiring high tech efficient lifting
- Either acquire or joint venture the development of Added Value Reservoirs.
- Minimize the deployment of capital whilst maximizing returns.
- Adding low cost Proven Reserves and Production to the Company on an international platform.

GLEN ROSE MANAGEMENT TEAM SUMMARY BIOS



drew Taylor-Kimmins - CEO, President and Chairman of the Board. Mr. Taylor-Kimmins is Director General of Compagnie Ressources Naturelles et d'Investissment S.A. ("CRNI"), a consultant to Glen Rose, under which the services of Mr. Taylor-Kimmins are provided. CRNI advises and invests in natural resource companies on corporate strategy, capital raising and investor relations. Previous engagements have included United Heritage Corporation (predecessor company to Glen Rose), Lothian Oil, Inc. - US Onshore Oil & Gas work-out, Zletovo Zinc Ltd - Lead, Zinc and Silver mining operation in the Republic of Macedonia, Xeminex Inc. – non-ferrous metal mining asset and technology acquisition company. Educated in England at Horris Hill, Millfield School and Reading University - Estate Management.



is Vierma – Chief Development Consultant. Mr. Vierma holds a Bachelor's Degree in Chemistry from Universidad Central de Venezuela (1979). He earned a master's degree in Geology (Geochemistry of Petroleum) in 1984 from the University of Indiana, in Bloomington. From 1975 to 1978 he was professor of chemistry at the Chemistry Department of Universidad Central de Venezuela. He joined the industry in 1978, as geochemist of exploration at the research and development center of PDVSA (INTEVEP); subsequently, he was appointed head of the Organic Geochemistry Laboratory, where he was project leader of hydrocarbon exploration and then Head of the Inorganic Chemistry Unit. In 1993, he was appointed Manager of Upgraded Recovery of Crude Oil with Microorganics, according to an agreement executed between the Ministry of Energy and Mining of Venezuela and the Department of Energy of the United States of America. In 1995 he was appointed head of the Organic Geochemistry Section and in 1997 he held the position of Head of the Geology Section. In 1998 he became leader of the Bosque-Bucare Project to implement the strategy of shared productivity efforts. In 1999 he was appointed Manager of Exploration Businesses and in 2000 he was appointed Director of the Office of Policies and Plans of the Vice Ministry of Hydrocarbons of the Ministry of Energy and Mining (currently named the Ministry of Popular Power for Energy and Oil). At the beginning of 2003, he was sworn in as Director General of Hydrocarbons and External Director of PDVSA in March of the same year. Subsequently, he was named President of CVP, Vice President of PDVSA GAS, and member of the Board of Directors of CITGO. In January 2005, he was appointed Vice President of Exploration and Production of PDVSA.

GLEN ROSE PETROLEUM CORPORATION



ben Alba – Chief Operating Officer, B.Sc. Chem. Engr. A highly respected member in the Oil and Gas Industry, Mr. Alba received his Chemical Engineering Degree from New Mexico State University in 1996. His career in the Oil and Gas industry has spanned over 13 years with Halliburton Energy Services and Superior Well Services. Mr. Alba is adept to the challenges of unconventional reservoirs and holds three patents in hydraulic fracturing methods pertaining to complex reservoir mechanics and fluid polymer technology. Additionally, Mr. Alba has successfully developed and managed safe profitable operations and technical groups throughout his career. He continues to excel in operations management and technology in the oil field operations and service industry. Some of the forward thinking technologies Mr. Alba has introduced to the industry include the following: Zirconium complexes, Coiled Tubing fracturing methods, as well as completion processes for reservoirs with complex mechanical properties. Mr. Alba has managed technical and laboratory staffs in both Halliburton Energy Services and Superior Well Services of over 100 engineering level professionals. Recently, he built specialized oilfield laboratory facilities in the Rocky Mountain region and was directly responsible for elevating the status of Superior Well Services to be a serious competitor in the oilfield service industry. Mr. Alba is responsible for the introduction of significant, new technologies in the industry as the result of his direct role on Halliburton's elite technical team. Mr. Alba brings an intelligent, energetic and unique approach to complex reservoir problems through utilization of geochemisty, geomechanics, surface logistics and environmental concerns. Mr. Alba's documented experience is highly developed and diversified at the well head due to his years of involvement in the industry. His unique management style brings a strong ability to interact with and generate alignment among industry experts, corporate professionals and oilfield workers.



m Smith – Chief Geologist. Sam G. Smith received his B.S. Degree in Geology from Tennessee Tech University in Cookeville, Tennessee in 1983, and upon graduation accepted a position as Petroleum Geologist with Canan Operating in Wichita Falls, Texas. He spent 4 years working for Canan Operating, focusing on the Fort Worth Basin and Bend Arch area of North Texas. Since 1987, Sam has worked as an Independent Geologist and co-authored an AAPG article documenting the discovery of an Atokan Conglomerate Field Montague County, Texas. In 1999, he was ahead of the industry when he was instrumental in the expansion of the Barnett Shale in the Fort Worth Basin. In 2003, Sam shifted his efforts to understanding and developing the shallow oil play in the Val Verde Basin in South West Texas.

GLEN ROSE MANAGEMENT TEAM – CON'T

Kenneth E. Martin - Chief Financial Officer - Mr. Martin joined the Company as its Chief Financial Officer effective April 1, 2010. For the past 24 years he has been President of Kelstar International Inc, a financial and business consulting company. Prior to that time, he held senior financial and general management positions with MAF BioNutritionals LLC., and Material Research Corporation, a division of SONY and AMF Inc. He received his Bachelor of Science Degree from New York University. Mr. Martin will be responsible for all financial, systems and procedures and administrative functions of the Company.

GLEN ROSE CONSULTANTS

Dan Morrison, Nomad Energy, Inc. - Technical Committee Member. Dan's reputation in the oil and gas industry is based on solid project execution and innovative thinking from unique business models to attack mature markets to developing complex algorithms to predict limitations on low cost completion techniques. While he was at Halliburton, he handled several high level projects, most notably completion engineer for WC-17 and SMI-9 JV projects, Western US Well intervention Manager, and Well Intervention Sales Manager. Through his leadership and guidance all these projects experienced high levels of success. In addition, he has five SPE papers and two magazine articles published on challenging projects that involved deploying cutting edge technology on mature assets and difficult hydrocarbons. He has one patent issued involving completion technology for high pressure wells and another patent pending on pin point stimulation of deep high pressure reservoirs.

Myron Kuhlman – Consultant Reservoir Engineer. Myron Kuhlman holds a Ph.D. in chemical engineering from The University of Illinois, a B. S. in chemical engineering from Purdue, has over forty years of industrial experience, and over thirty years of process modeling experience. He is President of MK Tech Solutions, Inc., a company that provides technical services to the environmental and petroleum industries and has conducted or supervised over 80 EOR projects and 20 environmental projects, plus earlier projects in chemicals and plastics. He has written or contributed to approximately 30 papers on enhanced oil recovery and environmental remediation and frequently speaks about his enhanced recovery studies in both North and South America.

GLEN ROSE PETROLEUM INFORMATION

- Stock Symbol: GLRP.OB
- Shares Outstanding: 17,495,559
- Conversion Shares: 11,166.667
- Warrants Outstanding: 25,451,335
- Fully Diluted Shares: 53,624,942
- Debt: $3,350,000 Convertible Note
- Share Price: $0.26 @ December 31, 2010
- Market Cap: $4,549,000 @ December 31, 2010
- 52 Week Range: $0.15- $1.55
- Proven Reserve Valuation: $9,314,000 – Area of Activity 375 Acres
- Total Acres Leased: 11,165 Acres
- Total Acres Optioned: 4,766 Acres
- Main Market Maker: Maxim Group

BOARD OF DIRECTORS

- **Andrew Taylor-Kimmins – Chairman/President** Mr. Taylor-Kimmins, age 51, is a United Kingdom citizen. In addition to serving as a manager of Blackwood Ventures, LLC, Mr. Taylor-Kimmins is currently Director General of Compagnie Ressources Naturelles et d'Investissment S.A. (his investment and consulting business) through which he has assisted in the corporate strategy, capital raising and investor relations for a number of US resource businesses including Glen Rose Petroleum Corporation, Lothian Oil Inc, and Blackwood Resources LLC. Previously he was (through Blackwood Capital) an investor in and consultant to Zletovo Zinc Ltd, a Lead, Zinc and Silver mining operation in the Republic of Macedonia.

- **Martin Chopp - Director** Martin Chopp serves as President, Chief Financial Officer and Secretary of Sons Capital, LLC. He has been President of SDC Capital LLC. since 2003. Mr. Chopp served as the Chief Executive Officer, President and Director of Datatrend Services, Inc. (formerly Babystar, Inc.) until February 1995. Mr. Chopp was the President of Sun Capital Company from 1995 to February 2007. He serves as Director of Sons Capital, LLC. Mr. Chopp is licensed by the States of New York and Minnesota to sell life insurance and by the State of New Jersey to sell both life and health insurance. Pursuant to the Securities Purchase Agreement with Iroquois Capital Opportunity Fund ("Iroquois") has the right, under certain circumstances to appoint a director of the Company. Mr. Chopp has been appointed by Iroquois to serve as a director – see Nominated Director on Slide 40.

- **Paul Hickey – Director** Paul Hickey is President of P.K. Hickey & Co. Inc., a privately held investment banking firm based in New York. He is also the Chairman of Commercial One Financial Group Inc., a director of American Baked Ingredients, Almighty Heroes Media Group LLC, Imperial JETS. He has sat on the boards of 10 public companies. A veteran of the US Army, he holds a BA from the College of William and Mary.

- **Ted Williams – Director** Ted Williams is a seasoned investment banker and investor with operational experience in resources, oil and gas, power and life sciences and has previously served on the Board of two public companies.

Directors Compensation – all directors receive 20,000 shares of Common Stock per month plus any out of pocket expenses incurred in the performance of their duties.

CORPORATE OFFICER COMPENSATION

- **Andrew Taylor-Kimmins – Chairman/President** Mr. Taylor-Kimmins, via a consulting agreement between Glen Rose and Compagnie Ressources Naturelles et d'Investissment S.A. (his investment and consulting business) he has received cash consideration of $15,000 per month and to-date has received a total of 1,600,000 vested compensation warrants, 1,500,000 5 year warrants with a strike price of $1.40 and 100,000 5 year warrants with a strike price of $0.75. In addition he has 900,000 unvested warrants, 400,000 with a strike price of $0.75 and 500,000 with a strike price of $1.50 that vest on production targets of 500, 1,000, 1,500 and 2,000 barrels of oil per day.
- **Luis Vierma – Chief Executive Office Designate** Mr. Vierma currently has a total of 50,000 vested 5 year warrants at a strike price of $0.75 and 700,000 unvested warrants, 325,000 with a strike price of $0.75 and 375,000 with a strike price of $1.50 that vest on production targets of 500, 1,000, 1,500 and 2,000 barrels of oil per day. Mr. Vierma will receive further compensation $15,000 per month in cash and $5,000 per month in shares of Common Stock.
- **Ruben Alba – Chief Operating Office** Mr. Alba currently has a total of 50,000 vested 5 year warrants at a strike price of $0.75 and 700,000 unvested warrants, 325,000 with a strike price of $0.75 and 375,000 with a strike price of $1.50 that vest on production targets of 500, 1,000, 1,500 and 2,000 barrels of oil per day. Mr. Alba receives further compensation $12,500 per month in cash.

GLEN ROSE PETROLEUM CAP TABLE

GLEN ROSE PETROLEUM CORPORATION

GLEN ROSE PETROLEUM			Current Fully Diluted	Post Oslo $0.30 Financing	Post Oslo $0.30 Financing %s	Post Oslo $0.30 Financing Fully Diluted%s	Oslo Investors Fully Diluted %
Shares of Common Stock Outstanding			17,495,559	17,495,559	63.63%	18.36%	
$0.30 Oslo Financing*			0	10,000,000	36.37%	10.50%	31.49%
Total Common Stock Post Financing			17,495,559	27,495,559	100.00%	28.86%	
Potential Note Conversion Shares			11,166,667	11,166,667	11.72%	11.72%	
Warrants Outstanding			25,451,335	56,618,001	59.42%	59.42%	
FULLY DILUTED SHARES OF COMMON STOCK			**54,113,560**	**95,280,227**	100.00%	100.00%	
Warrants for Shares of Common Stock							
Warrant	**Strike**	**Term**	**$0.00-3.00 + Unvested**	**$0.00-3.00 + Unvested**	**$0.00-3.00 + Unvested**	**$0.00-3.00 + Unvested**	**Warrant Premium**
Pipe 2002	$2.25	10 Years	883,334	883,334	1.56%	0.93%	$ 1,987,502
Pipe 2002	$3.00	10 Years	883,334	883,334	1.56%	0.93%	$ 2,650,002
2007 Pipe	$1.40	5 Years	768,000	768,000	1.36%	0.81%	$ 1,075,200
BCL 2007	$1.40	5 Years	1,500,000	1,500,000	2.65%	1.57%	$ 2,100,000
BCL 2009	$0.50/1.00	5 Years	416,667	416,667	0.74%	0.44%	$ 312,500
Pipe 2009	$0.50/1.00	5 Years	583,333	583,333	1.03%	0.61%	$ 437,500
H Berg Note 2009	$0.40/0.80	3 Years	500,000	500,000	0.88%	0.52%	$ 300,000
DK Termination 2010	$0.75	3 Years	1,250,000	1,250,000	2.21%	1.31%	$ 937,500
Pipe 2009	$0.33/1.00	5 Years	500,000	500,000	0.88%	0.52%	$ 335,000
BVL Warrant Exchange 2010	$0.75	5 Years	1,000,000	1,000,000	1.77%	1.05%	$ 750,000
Iroquois Note 2010**	$0.60 to $0.30	5 Years	11,166,667	22,333,333	39.45%	23.44%	$ 6,700,000
Oslo Warrants $0.30 Equity Raise	$0.40/$0.60	2/3 Years	-	20,000,000	35.32%	20.99%	$ 10,000,000
Weisshorn Warrants	$0.75/$1.50	5 Years	500,000	500,000	0.88%	0.52%	$ 375,000
Sam Smith	$0.75/$1.50	5 Years	750,000	750,000	1.32%	0.79%	$ 562,500
Luis Vierma	$0.75/$1.50	5 Years	750,000	750,000	1.32%	0.79%	$ 562,500
Nomad Energy	$0.75/$1.50	5 Years	750,000	750,000	1.32%	0.79%	$ 562,500
Ruben Alba	$0.75/$1.50	5 Years	750,000	750,000	1.32%	0.79%	$ 562,500
Iromad	$0.75/$1.50	5 Years	1,500,000	1,500,000	2.65%	1.57%	$ 1,125,000
CRNI	$0.75/$1.50	5 Years	1,000,000	1,000,000	1.77%	1.05%	$ 750,000
TOTALS			25,451,335	56,618,001	100.00%	59.42%	$ 32,085,204

*Assumes subscriptions of 10,000 Units in the financing, should the minimum of 7,000 Units be subscribed then the subscribers will hold a fully diluted 24.34% of the shares and at the maximum subscription of 14,000 Units 39.15%.

** Iroquois Warrants have a ratchet provision that reprices them from $0.60 to the price the new capital raise of $0.30 and increases the number by the esultr of the division of the original price by new price, i.e. 0.60/0.30 = 2

RISK FACTORS TO OUR BUSINESS

GLEN ROSE PETROLEUM CORPORATION

We have a history of losses which may continue, which may negatively impact our ability to achieve our business objectives.

We incurred net losses of $2,509,790 and $2,181,974 for the years ended March 31, 2010 and 2009, respectively. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

We do not have sufficient revenues to fund our current operations.

UHC Petroleum Corporation does not earn enough money from our oil and gas sales to pay its operating expenses. Due to our substantial losses and our working capital deficit, we may be unable to continue as a going concern. If we do not obtain additional capital, we will be required to severely curtail, or to completely cease operations. There is no assurance that such additional capital will be available or will be available on acceptable terms.

Our independent auditor, has included in its report on our financial statements a paragraph stating that that we may be unable to continue as a going concern.

We have experienced net losses and negative cash flows from operations. We sustained a net loss of $2,509,790 for fiscal year ended March 31, 2010. We have an accumulated deficit of $50,942,560. We sold most of our proved reserves in 2007 and we currently do not have significant revenue producing assets. In addition, we have limited capital resources. All of these factors raise substantial doubt about our ability to continue as a going concern. The financial statements included in this report do not include any adjustments that might result from the outcome of these uncertainties. As noted in an explanatory paragraph in the report of our independent certified public accountants, on our consolidated financial statements for the year ended March 31, 2010 these conditions have raised substantial doubt about our ability to continue as a going concern.

Natural gas and oil drilling is a speculative activity and involves numerous risks and substantial and uncertain costs that could adversely affect us.

An investment in us should be considered speculative due to the nature of our involvement in the exploration for, and the acquisition, development and production of, oil and natural gas in North America. Oil and gas operations involve many risks, which even a combination of experience and knowledge and careful evaluation may not be able to overcome. There is no assurance that commercial quantities of oil and natural gas will be discovered or acquired by us.

RISK FACTORS TO OUR BUSINESS

We depend on successful exploration, development and acquisitions to maintain reserves and revenue in the future.

Acquisitions of crude oil and natural gas issuers and crude oil and natural gas assets are typically based on engineering and economic assessments made by independent engineers and our own assessments. These assessments will include a series of assumptions regarding such factors as recoverability and marketability of crude oil and natural gas, future prices of crude oil and natural gas and operating costs, future capital expenditures and royalties and other government levies which will be imposed over the producing life of the reserves. Many of these factors are subject to change and are beyond our control. In particular, the prices of and markets for oil and natural gas products may change from those anticipated at the time of making such assessment. In addition, all such assessments involve a measure of geologic and engineering uncertainty that could result in lower production and reserves than anticipated. Initial assessments of acquisitions may be based on reports by a firm of independent engineers that are not the same as the firm that we use for our year-end reserve evaluations. Because each of these firms may have different evaluation methods and approaches, these initial assessments may differ significantly from the assessments of the firm used by us.

In addition, our review of records and properties of potential acquisitions may not necessarily reveal existing or potential problems, nor will we necessarily become sufficiently familiar with the properties before we acquire them to assess fully their deficiencies and potential. Environmental problems, such as soil or ground water contamination, are not necessarily observable even when an inspection on a well is undertaken and even when problems are identified, we may often assume certain environmental and other risks and liabilities in connection with acquired properties.

We have substantial capital requirements that, if not met, may hinder our operations.

If we have insufficient revenues, we may have limited ability to expend the capital necessary to undertake or complete future drilling programs. There can be no assurance that debt or equity financing, or cash generated by operations will be available or sufficient to meet these requirements or for other corporate purposes, or if debt or equity financing is available, that it will be on terms acceptable to us. Moreover, future activities may require us to alter our capitalization significantly. Our inability to access sufficient capital for our operations could have a material adverse effect on our financial condition, results of operations or prospects.

Because we are small and have limited access to additional capital, we may have to limit our exploration activity, which may result in a loss of investment.

We have a small asset base and limited access to additional capital. Accordingly, we must limit our exploration activity. As such, we may not be able to complete an exploration program that is as thorough as our management would like. In that event, existing reserves may go undiscovered. Without finding reserves, we cannot generate revenues and investors may lose their investment.

RISK FACTORS TO OUR BUSINESS

GLEN ROSE PETROLEUM CORPORATION

We must estimate our proved oil and gas reserves and the estimated future net cash flows from the reserves. These estimates may prove to be inaccurate.

This annual report on Form 10-K contains estimates of our proved oil and gas reserves and the estimated future net cash flows from such reserves. These estimates are based upon various assumptions, including assumptions required by the Securities and Exchange Commission relating to oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The process of estimating oil and natural gas reserves is complex. This process requires significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir and is therefore inherently imprecise. Additionally, our interpretations of the rules governing the estimation of proved reserves could differ from the interpretation of staff members of regulatory authorities resulting in estimates that could be challenged by these authorities.

Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves will most likely vary from those estimated. Any significant variance could materially affect the estimated quantities and present value of reserves set forth in this Annual Report and the information incorporated by reference. Our properties may also be susceptible to hydrocarbon drainage from production by other operators on adjacent properties. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing oil and natural gas prices and other factors, many of which are beyond our control.

Our business plan anticipates that we will be able to develop our oil and gas properties. The cost to develop our oil properties is significant, and, to date, we have been unable to do so due to our lack of funds. Unless we can develop our oil properties, our revenues and results of operations will be adversely affected.

We believe that our properties have significant reserves of oil. However, we have not had the funds to fully exploit these resources. The costs associated with the development of oil and gas properties, including engineering studies, equipment purchase or leasing and personnel costs, are significant. In order to become profitable we must enhance our oil production, which means that we must drill and/or recomplete more wells. In order to accomplish this, we must find additional sources of capital. There is no assurance that such additional capital will be available or will be available on acceptable terms.

Even if we fully develop our oil properties, we may not be profitable. Our inability to operate profitably will adversely affect our business.

We have assumed that once we fully develop our oil properties we will be profitable. However, even if we were able to fully develop our properties, there is no guarantee that we would achieve profitability. Our reserves may prove to be lower than expected, production levels may be lower than expected, the costs to exploit the oil may be higher than expected, new regulations may adversely impact our ability to exploit these resources and the market price for crude oil may be lower than current prices.

We also face competition from other oil companies in all aspects of our business, including obtaining oil leases, marketing oil, and obtaining goods, services and labor to exploit our resources. Many of our competitors have substantially larger financial and other resources than we have, and we may not be able to successfully compete against them. Competition is also presented by alternative fuel sources, which may be more efficient and less costly and may result in our products becoming less desirable.

RISK FACTORS TO OUR BUSINESS

GLEN ROSE PETROLEUM CORPORATION

We cannot control the activities on properties we do not operate and are unable to ensure their proper operation and profitability.

We do not operate some of the properties in which we have an interest. As a result, we have limited ability to exercise influence over, and control the risks associated with, operations of these properties. The failure of an operator of our wells to adequately perform operations, an operator's breach of the applicable agreements or an operator's failure to act in ways that are in our best interests could reduce our production and revenues. The success and timing of our drilling and development activities on properties operated by others therefore depend upon a number of factors outside of our control, including the operator's timing and amount of capital expenditures, expertise and financial resources, inclusion of other participants in drilling wells and use of technology.

The development and exploitation of oil properties is subject to many risks that are beyond our control. The occurrence of any of these events could have a material adverse effect on our business and results of operations.

Our crude oil drilling and production activities are subject to numerous risks, many of which are beyond our control. These risks include the following:

· that no commercially productive crude oil reservoirs will be found;

· that crude oil drilling and production activities may be shortened, delayed or canceled; and

· that our ability to develop, produce and market our reserves may be limited by title problems, weather conditions, compliance with governmental requirements, and mechanical difficulties or shortages or delays in the delivery of drilling rigs and other equipment.

We cannot assure you that the new wells we drill, or the wells that are currently in existence, will be productive or that we will recover all or any portion of our investment in them. Drilling for crude oil and natural gas may be unprofitable. Dry holes and wells that are productive but do not produce sufficient net revenues after drilling, operating and other costs are unprofitable.

Our industry also experiences numerous operating risks. These operating risks include the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental hazards. Environmental hazards include oil spills, natural gas leaks, ruptures or discharges of toxic gases. If any of these industry operating risks occur, we could sustain substantial losses. Substantial losses also may result from injury or loss of life, severe damage to or destruction of property, clean-up responsibilities, regulatory investigation and penalties and suspension of operations.

Any of these events could adversely affect our business.

RISK FACTORS TO OUR BUSINESS

GLEN ROSE PETROLEUM CORPORATION

We may not have enough insurance to cover all of the risks we face. If our insurance coverage is inadequate to pay a claim, we would be responsible for payment. The requirement that we pay a significant claim would materially, adversely impact our financial condition and results of operations.

In accordance with customary industry practices, we maintain insurance coverage against some, but not all, potential losses in order to protect against the risks we face. We may elect not to carry insurance if our management believes that the cost of available insurance is excessive relative to the risks presented. In addition, we cannot insure fully against pollution and environmental risks. The occurrence of an event not fully covered by insurance which we may be required to pay could have a material adverse effect on our financial condition and results of operations.

Oil and natural gas prices are highly volatile in general and low prices negatively affect our financial results.

Our revenue, profitability, cash flow, future growth and ability to borrow funds or obtain additional capital, as well as the carrying value of our properties, are substantially dependent upon prevailing prices of oil and natural gas. Historically, the markets for oil and natural gas have been volatile, and such markets are likely to continue to be volatile in the future. Prices are subject to wide fluctuation in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors that are beyond our control. These factors include the level of consumer product demand, weather conditions, domestic and foreign governmental regulations, the price and availability of alternative fuels, political conditions, the foreign supply of oil and natural gas, the price of foreign imports and overall economic conditions. While we attempt to mitigate price volatility when we can by acquiring "puts" to protect our prices, we cannot assure you that such transactions will reduce the risk or minimize the effect of any decline in oil or natural gas prices. Any substantial or extended decline in the prices of or demand for oil or natural gas would have a material adverse effect on our financial condition and results of operations.

Government regulation and liability for environmental matters may adversely affect our business and results of operations.

Oil and natural gas operations are subject to various federal, state and local government regulations, which may be changed from time to time. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and natural gas wells below actual production capacity in order to conserve supplies of oil and natural gas. There are federal, state and local laws and regulations primarily relating to protection of human health and the environment applicable to the development, production, handling, storage, transportation and disposal of oil and natural gas, by-products thereof and other substances and materials produced or used in connection with oil and natural gas operations. Furthermore, we may be liable for environmental damages caused by previous owners of property we purchase or lease. As a result, we may incur substantial liabilities to third parties or governmental entities. We are also subject to changing and extensive tax laws, the effects of which cannot be predicted. While the regulations governing our industry have not had a material adverse effect on our operations to date, the implementation of new laws or regulations, or the modification of existing laws or regulations, could have a material adverse effect on us.

RISK FACTORS TO OUR BUSINESS

We may not be able to replace production with new reserves.

In general, the volume of production from oil and gas properties declines as reserves are depleted. The decline rates depend on reservoir characteristics. Our aggregate reserves will decline as they are produced unless we acquire properties with proved reserves or conduct successful development and exploration drilling activities. Our future natural gas and oil production is highly dependent upon our level of success in finding or acquiring additional reserves.

Our lack of diversification will increase the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify.

Our current business focus is on the oil and gas industry in a limited number of properties in Texas. Larger companies have the ability to manage their risk by diversification. However, we currently lack diversification, in terms of both the nature and geographic scope of our business. As a result, we will likely be impacted more acutely by factors affecting our industry or the region in which we operate than we would if our business were more diversified, enhancing our risk profile.

We face strong competition from other oil and gas companies.

We encounter competition from other oil and gas companies in all areas of our operations, including the acquisition of exploratory prospects and proven properties. Our competitors include major oil and gas companies and numerous independent oil and gas companies, individuals and drilling and income programs. Many of our competitors have been engaged in the oil and gas business much longer than we have and possess substantially larger operating staffs and greater capital resources than us. These companies may be able to pay more for exploratory projects and productive oil and gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may be able to expend greater resources on the existing and changing technologies that we believe are and will be increasingly important to attaining success in the industry. Such competitors may also be in a better position to secure oilfield services and equipment on a timely basis or on favorable terms. We may not be able to conduct our operations, evaluate and select suitable properties and consummate transactions successfully in this highly competitive environment.

Current global financial conditions have been characterized by increased volatility which could have a material adverse effect on our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. There can be no assurance that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations could have a material adverse effect on our business, prospects, liquidity and financial condition.

RISK FACTORS TO OUR BUSINESS

GLEN ROSE PETROLEUM CORPORATION

The potential profitability of oil and gas properties depends upon factors beyond our control.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance. In addition, a productive well may become uneconomic in the event that water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. These factors cannot be accurately predicted and the combination of these factors may result in us not receiving an adequate return on invested capital.

Seasonal weather conditions and other factors could adversely affect our ability to conduct drilling activities.

Our operations could be adversely affected by seasonal weather conditions and wildlife restrictions on federal leases. In some areas, certain drilling and other oil and gas activities can only be conducted during limited times of the year, typically during the summer months. This would limit our ability to operate in these areas and could intensify competition during those times for drilling rigs, oil field equipment, services, supplies and qualified personnel, which may lead to periodic shortages. These constraints and the resulting shortages or high costs could delay our operations and materially increase our operating and capital costs, which could have a material adverse effect upon us and our results of operations.

If we are unable to retain qualified managerial and field personnel having experience in oil and gas exploration, we may not be able to continue our operations.

Our success depends to a significant extent upon the continued services of our directors and officers and, in particular, Ruben Alba, Chief Operations Officer and Sam Smith, Chief Geologist. Loss of the services of either of these persons could have a material adverse effect on our growth, revenues, and prospective business. We have not and do not expect to obtain key man insurance on our management. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and field personnel having experience in the oil and gas exploration business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

RISK FACTORS TO OUR BUSINESS

GLEN ROSE PETROLEUM CORPORATION

The marketability of natural resources will be affected by numerous factors beyond our control.

The markets and prices for oil and gas depend on numerous factors beyond our control. These factors include demand for oil and gas, which fluctuate with changes in market and economic conditions, and other factors, including:

- worldwide and domestic supplies of oil and gas;
- actions taken by foreign oil and gas producing nations;
- political conditions and events (including instability or armed conflict) in oil-producing or gas-producing regions;
- the level of global and domestic oil and gas inventories;
- the price and level of foreign imports;
- the level of consumer demand;
- the price and availability of alternative fuels;
- the availability of pipeline or other takeaway capacity;
- weather conditions;
- domestic and foreign governmental regulations and taxes; and
- the overall worldwide and domestic economic environment.

Significant declines in oil and gas prices for an extended period may have the following effects on our business:

- adversely affect our financial condition, liquidity, ability to finance planned capital expenditures and results of operations;
- cause us to delay or postpone some of our capital projects;
- reduce our revenues, operating income and cash flow; and
- limit our access to sources of capital.

We may have difficulty distributing our oil and gas production, which could harm our financial condition.

In order to sell the oil and gas that we are able to produce, we may have to make arrangements for storage and distribution to the market. We will rely on local infrastructure and the availability of transportation for storage and shipment of our products, but infrastructure development and storage and transportation facilities may be insufficient for our needs at commercially acceptable terms in the localities in which we operate. This situation could be particularly problematic to the extent that our operations are conducted in remote areas that are difficult to access, such as areas that are distant from shipping and/or pipeline facilities. These factors may affect our ability to explore and develop properties and to store and transport our oil and gas production and may increase our expenses. Furthermore, weather conditions or natural disasters, actions by companies doing business in one or more of the areas in which we will operate, or labor disputes may impair the distribution of oil and/or gas and in turn diminish our financial condition or ability to maintain our operations.

RISK FACTORS TO OUR BUSINESS

GLEN ROSE PETROLEUM CORPORATION

Litigation risk

In 2008 we entered into a Farm-In Farm-Out agreement with an Australian company, WHL Energy Ltd, under which it was to invest a maximum $2,500,000 for 100% of the costs of development of 2,536 acres of the Wardlaw lease and earn upon completion of that investment a 50% working interest in the 2,536 acres to a depth no greater than 600 feet (the "Acreage"), all governed by the Joint Operating Agreement ("JOA"). WHL Energy Ltd funded only the first $1,500,000 and then elected not to fund the remaining balance of $1,000,000. The agreement allowed for this eventuality and provides that we assign a 50% working interest in the Acreage to WHL Energy Ltd., and that we may terminate the agreement and have no further obligation to WHL Energy Ltd. except pursuant to the JOA. Under the JOA, as and when we decides to develop the Acreage above 600 feet, WHL Energy Ltd. will be entitled to participate for its 50% working interest, pay its share of all costs and receive a 50% share of all net revenues derived from such development on a well by well basis. However, should WHL elect not to participate in any well, the JOA provides for substantial risk penalties that require WHL Energy Ltd. to relinquish its interest in the non-consent well(s) until recovery of 300%-500% of all development and operating expenses. We continue to be the operator under the JOA and are entitled to a monthly overhead fee per well. We have become aware that WHL Energy Ltd may to file a law suit against us with an anticipated claim for repayment of the USD 1,500,000.

CREDIT CONCENTRATION RISK

We produce a raw commodity. Currently one purchaser buys 100% of our production. Although we believe that other purchasers are available for our production, this has not yet developed and we are subject to the risk of the purchaser's solvency relating to outstanding balances. Although the purchaser has historically timely paid and we have no information that would indicate that it would be unable to continue paying in the future, there are no assurances that this will continue. Any disruption in payments from the purchaser would materially and adversely affect our results, business condition and ability to continue as a going concern.

Our significant shareholders may have substantial influence over our business and affairs.

As of March 31, 2010, management and Blackwood Ventures LLC beneficially owned greater than 60% of our issued and outstanding shares of common stock. As a result, these insiders will have substantial influence over the outcome of certain matters requiring shareholder approval, including the power to, among other things:

- amend our articles of incorporation;
- elect and remove our directors and control the appointment of our senior management; and
- prevent our ability to be acquired and complete other significant corporate transactions.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated, causing an adverse effect on us.

Oil and gas operations are subject to federal, state, provincial and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, provincial and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Further, hydraulic fracturing, the process used for releasing natural gas from shale rock, has recently come under increased scrutiny and could be the subject of further regulation that could impact the timing and cost of development.

RISK FACTORS TO OUR BUSINESS

Exploration activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

In general, our exploration activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

With the introduction of the Kyoto Protocol, oil and gas producers may be required to reduce greenhouse gas emissions. This could result in, among other things, increased operating and capital expenditures for those producers. This could also make certain production of crude oil or natural gas by those producers uneconomic, resulting in reductions in such production.

We are not fully insured against all possible environmental risks.

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which we cannot adequately insure or for which we may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Any change in government regulation and/or administrative practices may have a negative impact on our ability to operate and on our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the U.S. may be changed, applied or interpreted in a manner which will fundamentally alter our ability to carry on our business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitability.

RISK FACTORS TO OUR BUSINESS

GLEN ROSE PETROLEUM CORPORATION

No assurance can be given that defects in our title to natural gas and oil interests do not exist.

Title to natural gas and oil interests is often not possible to determine without incurring substantial expense. An independent title review was completed with respect to certain of the more valuable natural gas and oil rights acquired by us and the interests in natural gas and oil rights owned by us. Also, legal opinions have been obtained with respect to the spacing units for the wells which have been drilled to date and which have been operated by us.

However, no assurance can be given that title defects do not exist. If a title defect does exist, it is possible that we may lose all or a portion of the properties to which the title defect relates. Our actual interest in certain properties may therefore vary from our records.

Risks Relating to our Common Stock

If we fail to remain current in our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

The market price for our common stock may be highly volatile.

The market price for our common stock may be highly volatile and could be subject to wide fluctuations. Some of the factors that could negatively affect such share price include:

- actual or anticipated fluctuations in our quarterly results of operations;
- liquidity;
- sales of common stock by our shareholders;
- changes in oil and natural gas prices;
- changes in our cash flows from operations or earnings estimates;
- publication of research reports about us or the exploration and production industry generally;
- increases in market interest rates which may increase our cost of capital;
- changes in applicable laws or regulations, court rulings and enforcement and legal actions;
- changes in market valuations of similar companies;
- adverse market reaction to any increased indebtedness we incur in the future;

RISK FACTORS TO OUR BUSINESS

GLEN ROSE PETROLEUM CORPORATION

· additions or departures of key management personnel;
· actions by our shareholders;
· commencement of or involvement in litigation;
· news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in our industry;
· speculation in the press or investment community regarding our business;
· general market and economic conditions; and
· domestic and international economic, legal and regulatory factors unrelated to our performance.

Financial markets have recently experienced significant price and volume fluctuations that have affected the market prices of equity securities of companies and that have, in many cases, been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of our common stock may decline even if our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary.

We do not anticipate paying dividends on our common stockin the foreseeable future.

We do not expect to declare or pay any cash or other dividends in the foreseeable future on our common stock, as we intend to use cash flow generated by operations to develop our business.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

The SEC has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that (i) has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, or (ii) is not registered on a national securities exchange or listed on an automated quotation system sponsored by a national securities exchange. For any transaction involving a penny stock, unless exempt, Rule 15g-9 of the Exchange Act requires:

· that a broker or dealer approve a person's account for transactions in penny stocks; and

· the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

RISK FACTORS TO OUR BUSINESS

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

· obtain financial information and investment experience objectives of the person; and

· make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

· sets forth the basis on which the broker or dealer made the suitability determination; and

· attests that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative. Current quotations for the securities and the rights and remedies and to be available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult.

Investors may be unable to enforce judgments against us and certain of our directors and officers.

Certain of our directors and officers reside principally outside the U.S. Because all or substantially all of the assets of these persons are located outside the U.S., it may not be possible for you to effect service of process within the U.S. upon us or those persons. Furthermore it may not be possible for you to enforce judgments obtained in U.S. courts based upon the civil liability provisions of the U.S. federal securities laws or other laws of the U.S. against us or those persons.

NOMINATED DIRECTOR

GLEN ROSE PETROLEUM CORPORATION

Upon the consummation of the Iroquois investment on March 3, 2010 the Company amended its bylaws to provide the investor a "Nominated Director" and Martin Chopp was that nomination. Under the amended bylaws, the Nominated Director must be among the majority of directors to approve certain company actions, including (i) the Company's or Subsidiary's annual budget; (ii) acquisition or disposition of material assets, outside the ordinary course of business; (iii) formation or dissolution of the Company or Subsidiary; (iv) expenditure of or incurring of an obligation of $20,000 or more for a single purpose during any consecutive twelve month period unless such expenditure has been approved in a budget approved by the board of directors of the Company or Subsidiary ("single purpose" may include an approved general plan of operations relating to oil and gas production and shall not be a reference to the engagement of any single vendor in connection with such approved general plan of operations relating to oil and gas production), provided such expenditure has been approved in a budget approved by the board of directors of the Company and Subsidiary, as applicable; (v) open or close any account with any financial institution; (vi) initiation or settlement of any litigation, arbitration or judicial proceeding; and (vii) the issuance of any equity of the Company or right to receive or acquire any equity of the Company, or modification of any of the foregoing outstanding at any time. The Nominated Director bylaw provision ceases to be effective when the notes are paid.

ESTIMATED CASH FLOWS
Q4 2010 ACTUALS (Est.) & Q1 2011 FORECAST